UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2021

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in charter)

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Delaware (State or other jurisdiction of incorporation)	0-12906 (Commission File Number)	36-2096643 (IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois (Address of principal executive offices)	60147-0393 (Zip Code)

Registrant’s telephone number, including area code: (630) 208-2200

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, $0.05 Par Value per share	RELL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 7, 2021, the Board of Directors (the “Board”) of Richardson Electronics, Ltd. (the “Corporation”) appointed the Corporation’s Executive Vice President and Chief Operating Officer, Wendy Diddell, to the Corporation’s Board of Directors, effective immediately, to serve until the 2021 annual meeting of shareholders or her earlier removal or resignation. The number of directors serving on the Board was increased from six to seven directors in connection with her appointment.

Ms. Diddell does not have any direct or indirect material interest in any transaction with the Corporation required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. Diddell and any other person pursuant to which she was selected as a director.

As with the Corporation’s other non-employee director, Ms. Diddell will receive no compensation related to her service on the Board in addition to her regular employee compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Richardson Electronics, Ltd.

Date: March 8, 2021	By:	/s/ Robert J. Ben
	Name:	Robert J. Ben
	Title:	Chief Financial Officer and Chief Accounting Officer